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                                                                      Exhibit 13

                              AMENDED AND RESTATED
               UNIFIED DISTRIBUTION AND SHAREHOLDER SERVICING PLAN
                             PURSUANT TO RULE 12b-1

     WHEREAS, each of the investment companies listed in Exhibit A, as such Exhibit may be amended from time to time (each a "Fund," and collectively, the "Funds") is a no-load, open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is a securities firm engaged in the business of selling shares of investment companies to investors; and

     WHEREAS, MLPF&S acts as the exclusive distributor and representative of each Fund in the offer and sale of shares of that Fund pursuant to a Distribution Agreement, each dated as listed in Exhibit B (the "Distribution Agreement"); and

     WHEREAS, substantially all of the shareholders of each Fund are participants in the Cash Management Account program (the "CMA program") of MLPF&S and other customers of MLPF&S whose Fund accounts are serviced by MLPF&S financial advisors, whether maintained through MLPF&S or directly with each Fund's Transfer Agent (collectively such accounts being referred to herein as the "MLPF&S Fund Accounts"; the term "MLPF&S Fund Accounts" does not include those accounts maintained directly with each Fund's Transfer Agent which are not serviced by MLPF&S financial advisors; and

     WHEREAS, MLPF&S financial advisors and other personnel offer and sell shares to existing and prospective shareholders with MLPF&S Fund Accounts and provide shareholder services to existing and prospective MLPF&S Fund Accounts; and

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     WHEREAS, each Fund desires to adopt this Amended and Restated Distribution and Shareholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund will pay a distribution fee to MLPF&S with respect to that Fund's Shares; and

     WHEREAS, the Trustees of each Fund have determined that there is a reasonable likelihood that adoption of this Plan will benefit the Fund and the Fund's shareholders.

     NOW, THEREFORE, each Fund hereby adopts this Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. Each Fund is hereby authorized to pay MLPF&S a fee under the Distribution Agreement at the end of each month at the annual rate of 0.125% of the average daily net asset value of the MLPF&S Fund Accounts for providing, or arranging for the provision of, account maintenance and sales and promotional activities and services with respect to shares of that Fund. Such activities and services will relate to account maintenance activities relating to MLPF&S Fund Accounts and the sale, promotion and marketing of the Shares of each Fund. Such expenditures may consist of the costs of making services available to shareholders (including assistance in connection with inquiries related to shareholder accounts), sales commissions to financial intermediaries for selling Shares, compensation, sales incentives and payments to sales and marketing personnel and the payment of expenses incurred in sales and promotional activities (including advertising expenditures related to each Fund and the costs of preparing and distributing promotional materials). The fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 1. The fee is not payable with respect to the asset value of shareholders who maintain their accounts directly with each Fund's Transfer Agent and whose accounts are not serviced by MLPF&S financial

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advisors. Payment of the fee described in this Paragraph 1 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     2. MLPF&S shall provide each Fund for review by the Trustees, and the Trustees shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the fee of each Fund during such period. The report shall include an itemization of the distribution and shareholder servicing expenses incurred by MLPF&S in respect of each Fund, the purpose of such expenditures and a description of the benefits derived by each Fund therefrom.

     3. In the event that the aggregate payments received by MLPF&S under the Distribution Agreement in any fiscal year of the Fund shall exceed the amount of the distribution and shareholder servicing expenditures of MLPF&S in respect of each Fund in such fiscal year, MLPF&S shall be required to reimburse the Fund the amount of such excess.

     4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees of each Fund and (b) those Trustees of each Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

     5. This Plan, if approved pursuant to Paragraph 4 hereof, shall take effect on the later of January 1, 2002, or the first day of the month following approval of the Plan pursuant to Paragraph 4 hereof.

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     6. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 4.

     7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of each Fund.

     8. This Plan may not be amended to increase materially the rate of payments provided for in Paragraph 1 hereof unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding voting securities of each Fund, and by the Trustees of each Fund in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.

     9. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons, as defined in the Investment Company Act, of each Fund shall be committed to the discretion of the Trustees who are not interested persons.

     10. Each Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 2 hereof, for a period of not less than six years from the date of this Plan or the date of the agreements or such report, as the case may be, the first two years in an easily accessible place.

     11. The Declaration of Trust establishing each Fund, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability,

                                       4

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nor shall resort be had to their private property for the satisfaction of any obligation or claim of said a Fund, but the Fund Property only shall be liable.

                                       5

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     IN WITNESS WHEREOF, each Fund has executed this Amended and Restated
Distribution and Shareholder Servicing Plan as of this 6th day of September, 2001.

                                       EACH OF THE INVESTMENT COMPANIES
                                       LISTED ON EXHIBIT A ATTACHED HERETO


                                       By
                                         -----------------------------------


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

                                       By
                                         -----------------------------------






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                                                                       Exhibit A

CMA Government Securities Fund
CMA Money Fund
CMA Tax-Exempt Fund
CMA Treasury Fund
Merrill Lynch Municipal Series Trust
        CMA Arizona Municipal Money Fund
        CMA California Municipal Money Fund
        CMA Connecticut Municipal Money Fund
        CMA Massachusetts Municipal Money Fund
        CMA Michigan Municipal Money Fund
        CMA New Jersey Municipal Money Fund
        CMA New York Municipal Money Fund
        CMA North Carolina Municipal Money Fund
        CMA Ohio Municipal Money Fund
        CMA Pennsylvania Municipal Money Fund

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                                                                       Exhibit B

Fund                                              Date of Distribution Agreement

CMA Government Securities Fund                          September 11, 1991
CMA Money Fund                                          March 26, 1991
CMA Tax-Exempt Fund                                     September 11, 1991
CMA Treasury Fund                                       September 11, 1991
Merrill Lynch Municipal Series Trust
        CMA Arizona Municipal Money Fund                December 9, 1992
        CMA California Municipal Money Fund             September 11, 1991
        CMA Connecticut Municipal Money Fund            April 1, 1991
        CMA Massachusetts Municipal Money Fund          June 28, 1990
        CMA Michigan Municipal Money Fund               April 1, 1991
        CMA New Jersey Municipal Money Fund             June 28, 1990
        CMA New York Municipal Money Fund               June 8, 1988
        CMA North Carolina Municipal Money Fund         September 11, 1991
        CMA Ohio Municipal Money Fund                   April 1, 1991
        CMA Pennsylvania Municipal Money Fund           September 11, 1991